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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the Prospectus constituting part of this registration statement on Form S-8 of our report dated July 28, 1993 on our audit of the consolidated financial statements and financial statement schedules at April 30, 1993, April 30, 1992 and April 30, 1991 and for the fiscal years then ended, appearing on page 16 of the Partech Holdings Corporation Annual Report on Form 10-K for the fiscal year ended April 30, 1993.



   /s/ HAUSSER + TAYLOR


Columbus, Ohio
March 17, 1994